Exhibit 10.2

ASSIGNMENT OF LEASE AGREEMENT

This Assignment of Lease Agreement (this "Agreement") is entered into and becomes effective on January 1, 2014 (the "Effective Date") by and among Finca Zephir Veintitre S.A., Cana Fistula Entre Tamarindo y Santa Cruz, Guanacaste, Costa Rica with Cedula # 3-101-36641910, a Costa Rican entity, duly registered in the Merchantile Section of the Public Registry of the Republic of Costa Rica, hereinafter referred as the Assignor (or "Finca") and Empire Global Corp. a Delaware Corporation with address at 671 Westburne Dr. Concord, Ontario Canada L6A 0P6 hereinafter referred as the Assignor (or "Empire") (together or collectively the "Parties" or each individually a "Party").

                                   RECITALS

Whereas, Finca is the rightful holder and Lessor of the Lease with Option to Purchase Agreement dated the 29th of May, 2012 (that "Lease Agreement") incorporated herein by reference only with R & K Inmobiliaria Guanasol, S.A., with Cedula # 3-101-405996, a Costa Rican entity ("RK"), duly registered in the Merchantile Section of the Public Registry of the Republic of Costa Rica and Trail of the Fire, S.A., with Cedula #3-101-307276 a Costa Rican entity ("TF"), duly registered in the Merchantile Section of the Public Registry of the Republic of Costa Rica;

Whereas, RK and TF are joint owners ("Landlords") of the subject property described as a Hotel and Lodging dwelling registered in the Public Registry under the registration number G-97294-000 situated in Flamingo, Santa Cruz, Guanacaste, Costa Rica known as El Sabanero Beach Hotel (formerly Estela de Fuego Hotel) (the "Premises");

Whereas, Finca has obtained consent from the Landlords to assign that Lease Agreement to Empire;

Whereas, Finca intends to assign and Empire intends to assume that Lease Agreement on the effective date first written above.

                                  WITNESSETH

NOW, THEREFORE, in consideration of the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1: Assignment.

As of and from the Effective Date, the Assignor for itself, its successors and assigns, hereby transfers, sets over and assigns that Lease and all privileges and appurtenances belonging thereto, together with the unexpired residue of the Term expiring May 29, 2015, and the Premises and all benefits and advantages to be derived therefrom, to the Assignee including, without limitation:

   (a) all obligations under that Lease Agreement referring to the Premises;
   (b) all obligations for accounts payable; accrued liabilities; taxes and employees;
   (c) all rights and privileges to accounts receivable, reservations and bookings, client lists and intellectual property including but not limited to the website and Facebook page and other social networking insignias and trademarks associated with the Premises.

Section 2: Assumption of Rights and Duties.

As of and from the Effective Date the Assignee hereby accepts the foregoing assignment and transfer of that Lease Agreement and hereby agrees to assume and pay the obligations and liabilities in accordance with its various terms and conditions, including, without limitation, the observance and performance of all obligations required of Assignor under any contract, lease or other executory agreement included.

Section 3: Consideration.

Subject to the terms and conditions of this Section 3, the Assignee shall pay to the Assignor 500,000 shares of common stock of Empire Global Corp.

The payment to the Assignor represents the amounts advanced as security and renovations to the subject property as follows:

Security Deposit of $75,000 paid to the Landlords; and Renovations conducted on the subject property including but not limited to the following: 28 rooms; Pool and Property grounds; Lobby, Restaurant and Bar; Furniture Fixtures and Equipment

Section 4: Indemnification.

As of and from the Effective Date the Assignee agrees to indemnify, defend and hold harmless Assignor, and its affiliates, agents, successors and assigns, from and against any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever, including attorneys fees, which arise from or relate to that Lease Agreement.

Section 5: Continuing Effectiveness of Lease.

Except for the assignment contemplated by this Agreement, the original terms of that Lease Agreement remain in effect after the Effective Date until the completion of the Term of the within Lease or the exercise of the Purchase Option.

Section 6: Assignor's Representations and Warranties.

The Assignor hereby represents and warrants to the Assignee as of the Effective Date of this Agreement as follows:

   (a) The Assignor is duly organized and validly existing under the Laws of the Republic of Costa Rica and has all requisite power and authority to enter into this Agreement.

   (b) There are no pending or ongoing Legal Proceedings that have been commenced, or to Assignor's knowledge, threatened, by or against the Assignor or the Premises that relate to the business being operated at the Premises.

   (c) The Lease, rental interest and obligations under the Lease are in effect and in good standing with the Landlords.

Section 7: Condition of Premises.

The Premises are accepted by the Assignee in "as is" condition for what it is and in that state and are not being warranted to be perfect or useful in a particular way.

Section 8: Interpretation.

Both the Assignor and Assignee have participated in the drafting of this Agreement, which each Party acknowledges is the result of good faith negotiations among the Parties. In the event any ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 9: Notice.

All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered by hand or sent by fax (which is confirmed) or e-mail (which is confirmed), (b) on the first Business Day following the date of dispatch by a nationally recognized private overnight courier service, or (c) on the fifth Business Day following the date on which it was deposited in the U.S. or Canadian mail, postage prepaid, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Empire at:
671 Westburne Dr.
Concord, Ontario L6A 0P6
Tel: 1-647-229-0136
Fax: 1-905-738-0807
Email: empireglobal@bell.net

If to Finca at:
Cana Fistula Entre Tamarindo y Santa Cruz
Guanacaste, Costa Rica
Tel: 1-506-8703-4601
Fax: 1-646-666-4334
Email: info@elsabanero.com

Section 10: Modification.

This Agreement may not be amended or modified; provided, however, that such amendment is effected by an instrument in writing signed by all of the Assignor and Assignee and the Landlords.

Section 11: Governing Law.

This Agreement shall be governed under the laws of Costa Rica.

The Assignor and Assignee agree that any controversies or differences that may arise as a result of this Agreement, its execution, liquidation or interpretation that cannot be resolved through a process of conciliation to a maximum of two hearings between the parties shall be resolved by an arbitration of law and the matter shall be resolved by one arbitrator. All the former, under the regulations of the Centre of Conciliation and Arbitration of the Chamber of Commerce of Costa Rica that are in force at the date the difference arises.

Section 12: Counterparts/Electronic Signatures.

This Agreement may be executed by facsimile and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 13: Entire Agreement.

This Agreement and all documents and instruments referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and shall be binding upon the parties hereto, their successors and assigns. References in this Agreement to this Agreement or the transactions contemplated by this Agreement do not include references to the Letter of Intent Agreement dated November 30, 2013, which is independent of this Agreement and the transactions contemplated by this Agreement; provided, however, that the Letter of Intent Agreement shall terminate at the Effective Date.

The Assignor, for itself, its successors and assigns, hereby agrees to execute and deliver to Assignee any and all further documents of conveyance, agreements, assignments, transfers or other undertakings which Assignee may request and which may be necessary to effect and consummate the conveyances and assumptions herewith contained and the agreements and undertakings more fully set forth herein.

IN WITNESS WHEREOF, the parties have signed this Agreement on the date and year first above written.


FINCA ZEPHIR VEINTITRE S.A.                      EMPIRE GLOBAL CORP.





/s/ Kurt Reichenberger                           /s/ Mike (Michele) Ciavarella
---------------------------                      ---------------------------
    Kurt Reichenberger                               Mike (Michele) Ciavarella
    President                                        Chairman and CEO